Exhibit 23.1     Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of XL Capital Assurance Inc.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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We hereby consent to the incorporation by reference in this Prospectus Supplement of DSLA Mortgage Loan Trust 2006-AR1 Mortgage Loan Pass-Through Certificates, Series 2006-AR1 comprising part of the Registration Statement (No. 333-127352), of our report dated March 7, 2006 relating to the financial statements of XL Capital Assurance Inc., which appears as Exhibit 99.1 in XL Capital Ltd’s Annual Report on Form 10-K for the year ended December 31, 2005.  We also consent to the reference to our Firm under the heading “Experts” in such Prospectus Supplement.

PricewaterhouseCoopers LLP

New York, New York

March 22, 2006